UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/201,600th share of common stock at an exercise price of $2,318,400 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On July 10, 2026, the Board of Directors (the “Board”) of Revelation Biosciences, Inc. (the “Company”) adopted a stockholder rights plan and entered into a Rights Agreement (the “Rights Agreement”) with Continental Stock Transfer & Trust Co., as Rights Agent, and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of the Company’s common stock, par value $0.001 per share (“Common Stock”), payable to stockholders of record at the close of business on July 21, 2026 (the “Record Date”). The following summary is qualified in its entirety by reference to the Rights Agreement filed as Exhibit 4.1 hereto.

The Rights. Each Right entitles the holder to purchase one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock (the “Preferred Stock”) at a purchase price of $20.00 (the “Purchase Price”), subject to adjustment. The Rights are not exercisable until the Distribution Date described below.

Acquiring Person; Triggers. Subject to limited exceptions, a person or group becomes an “Acquiring Person” upon acquiring beneficial ownership of 10% or more of the outstanding Common Stock (15% for qualifying passive investors that file on Schedule 13G) without the prior approval of the Board.

Distribution Date. The Rights separate from the Common Stock and become exercisable on the “Distribution Date,” which is the earlier of (i) ten calendar days after a public announcement that a person has become an Acquiring Person and (ii) ten business days after the commencement of a tender or exchange offer that would result in a person becoming an Acquiring Person.

Flip-In. If a person becomes an Acquiring Person, each Right (other than Rights held by the Acquiring Person and its affiliates, which become null and void) will entitle its holder to purchase, for the Purchase Price, Common Stock having a market value of twice the Purchase Price.

Flip-Over. If, after a person becomes an Acquiring Person, the Company is acquired in a merger or other business combination, or 50% or more of its assets are sold, each Right will entitle its holder to purchase discounted common stock of the acquiring company.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange each Right (other than void Rights) for one share of Common Stock, subject to adjustment; this right is not available after any person becomes the beneficial owner of 50% or more of the Common Stock.

Redemption. At any time before a person becomes an Acquiring Person, the Board may redeem all of the Rights at a price of $0.001 per Right.

Expiration. The Rights expire on the first anniversary of the Rights Agreement unless the Company’s stockholders ratify the Rights Agreement before that date, in which case the Rights expire on the third anniversary, in each case subject to earlier redemption or exchange.

Amendment. The terms of the Rights Agreement may be amended by the Board before a person becomes an Acquiring Person; thereafter, the Rights Agreement may not be amended in any manner that would adversely affect the holders of the Rights.

No Stockholder Rights. Until a Right is exercised, its holder has no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Item 3.03 Material Modification To Rights Of Security Holders.

The information set forth under Item 1.01, Item 5.03, and Item 7.01 is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on July 9, 2026 the Company filed a Certificate of Designation of Series B Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, and privileges of the Preferred Stock issuable upon exercise of the Rights. The Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 10, 2026, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series B Junior Participating Preferred Stock of Revelation Biosciences, Inc.
4.1	Rights Agreement, dated as of July 10, 2026, between Revelation Biosciences, Inc. and Continental Stock and Transfer & Trust Co., as Rights Agent
99.1	Press Release, dated July 10, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date: July 13, 2026	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)